UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

Apartment Investment and Management Company
(Name of Registrant as Specified in Its Charter)

Land & Buildings Capital Growth Fund, LP

L & B Real Estate Opportunity Fund, LP

L&B OPPORTUNITY FUND, LLC

Land & Buildings GP LP

Land & Buildings Investment Management, LLC

Jonathan Litt

Corey Lorinsky

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Land & Buildings Investment Management, LLC, together with the other participants named herein (collectively, “Land & Buildings”), has made a definitive filing with the Securities and Exchange Commission (“SEC”) of a solicitation statement and an accompanying GOLD request card to be used to solicit requests for the calling of a special meeting of shareholders of Apartment Investment and Management Company, a Maryland corporation (the “Company”).

Item 1: On October 21, 2020, Land & Buildings published the following messages on Twitter.

The slides from the video content published on Twitter are attached hereto as Exhibit 99.1 and are incorporated herein by reference.

Item 2: Also on October 21, 2020, Land & Buildings published the following message on LinkedIn:

The slides from the video content published on LinkedIn are attached hereto as Exhibit 99.1 and are incorporated herein by reference.

Item 3: Also on October 21, 2020, Land & Buildings posted the following materials to https://aimhighaiv.com/:

HOME SHAREHOLDER PRESENTATIONS VOTING INSTRUCTIONS PRESS RELEASES PROXY STATEMENT VIDEOS CONTACT

Voting Instructions

How to Consent to Call a Special Meeting of AIV Shareholders

If your shares of common stock are registered in your own name, please complete, sign, date and mail the GOLD request card that you received in the postage-paid envelope provided.

If your shares of common stock are held in the name of a brokerage firm, bank, bank nominee or other institution, only it can sign a written request with respect to your shares and only upon receipt of specific instructions from you. Accordingly, you should follow the instructions set forth on the GOLD request card you received or contact the person responsible for your account and give instructions for a written request to be signed representing your shares of common stock. Please provide a copy of any such instructions to Innisfree M&A Incorporated, at the address below, so that Land & Buildings will be aware of all instructions given and can attempt to ensure that such instructions are followed.

If you have any questions, require assistance in voting your GOLD request card, or need additional copies of Land & Buildings' proxy materials, please contact Innisfree at the phone numbers listed below.

Innisfree®

Innisfree M&A Incorporated
501 Madison Avenue, 20th floor
New York, New York 10022
Shareholders call toll-free: (877) 456-3507
Banks and brokers call collect:(212) 750-5833

The written transcript from the video posted on www.aimhighaiv.com is attached hereto as exhibit 99.2 and is incorporated herein by reference.